UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2025 (May 6, 2025)

Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L. P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of principal executive offices) (Zip Code)

(904) 598-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Regency Centers Corporation

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC

Regency Centers, L.P.

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2025, Regency Centers Corporation (the "Company”) held an annual meeting of its shareholders to vote on the following proposals:

Proposal One - Election of Directors: The board of directors proposed eleven nominees to stand for election at the 2025 annual meeting and each of the nominees was elected. Each of the nominees was elected to serve until the 2026 annual meeting or until their successors are duly elected and qualified. The voting results are as follows:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes

Martin E. Stein, Jr.	163,683,628	2,946,950	54,298	4,363,115
Gary E. Anderson	166,452,834	175,321	56,721	4,363,115
Bryce Blair	164,719,857	1,908,582	56,437	4,363,115
C. Ronald Blankenship	161,859,261	4,768,297	57,318	4,363,115
Kristin A. Campbell	162,071,951	4,552,639	60,286	4,363,115
Deidre J. Evens	163,581,166	3,048,583	55,127	4,363,115
Thomas W. Furphy	166,589,496	38,136	57,244	4,363,115
Karin M. Klein	162,080,397	4,435,775	168,704	4,363,115
Peter D. Linneman	164,867,606	1,760,518	56,752	4,363,115
Lisa Palmer	166,263,534	356,508	64,834	4,363,115
James H. Simmons, III	166,583,531	39,565	61,780	4,363,115

Proposal Two - Advisory Vote on Executive Compensation for Fiscal Year 2024: Results of the non-binding advisory vote of the shareholders on the executive compensation of the Company's named executive officers for fiscal year 2024 were as follows:

For	Against	Abstain	Broker Non-Votes
153,190,831	13,359,145	134,900	4,363,115

Proposal Three - Ratification of Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2025, and also submitted such appointment for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP, with the voting results as follows:

For	Against	Abstain
159,333,140	11,681,076	33,775

Item 8.01	Other Events

Declaration of Dividend for Common Stock and Series A and Series B Preferred Stock

On May 6, 2025, the Board of the Company:

1.
Declared a dividend on the Company's common stock of $0.705 per share, payable on July 2, 2025 to shareholders of record as of June 11, 2025.
2.
Declared a dividend on the Company’s 6.250% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), which will be paid at a rate of $0.390625 per share on July 31, 2025. The dividend will be payable to holders of record of the Company’s Series A Preferred Stock as of the close of business on July 16, 2025; and
3.
Declared a dividend on the Company’s 5.875% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), which will be paid at a rate of $0.367200 per share on July 31, 2025. The dividend will be payable to holders of record of the Company’s Series B Preferred Stock as of the close of business on July 16, 2025.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 99.1	Press release issued by Regency Centers Corporation on May 7, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

May 7, 2025	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

May 7, 2025	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary